    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997

                                      REGISTRATION STATEMENT FILE NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SOLUTIA INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           43-1781797
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Indemnification No.)
                  organization)
                10300 OLIVE BLVD.                                       63166-6760
               ST. LOUIS, MISSOURI                                      (Zip Code)
     (Address of Principal Executive Offices)

                    SOLUTIA INC. SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                            KARL R. BARNICKOL, ESQ.
                                General Counsel
                                  Solutia Inc.
                               10300 Olive Blvd.
                                 P.O. Box 66760
                         St. Louis, Missouri 63166-6760
                    (Name and address of agent for service)

                                 (314) 674-1000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
     TO BE REGISTERED              REGISTERED              PER SHARE                PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value (and associated
  Preferred Share Purchase
  Rights)..................         750,000*              $20.5625**            $15,421,875**          $4,773.29***
=======================================================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
------------------

  * The Solutia Inc. Defined Contribution and Employee Stock Ownership Trust Agreement provides that the number of Shares available under the Plan will be equitably adjusted in the event of a stock dividend, stock split, recapitalization or similar event. Accordingly, this Registration Statement covers, in addition to the number of shares of common stock stated above, an indeterminate number of shares which by reason of such event may become subject to the Plan.

 ** Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of the Common Stock, quoted on a when issued basis, as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for August 25, 1997.

*** Includes a minimum registration fee of $100 for the Preferred Share Purchase
    Rights.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule
428 (b) (1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below of Solutia Inc. (hereinafter referred to as the "Company" or "registrant") and the Solutia Inc. Savings and Investment Plan (hereinafter referred to as the "Plan"), and all such other documents or portions of documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          (a) The Company's and the Plan's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or in the case of the Company, either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited consolidated financial statements for the Company's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus or effective registration statement referred to in (a) above.

          (c) The description of the Company's common stock, par value $.01 per share ("Common Stock"), and the description of associated Preferred Share Purchase Rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liabilities which they may incur in their capacity as such.

     Article VIII of the Company's Restated Certificate of Incorporation will provide for indemnification of directors and officers of the Company. Section
7.1 of the Company's By-Laws will provide for indemnification of directors, officers and employees of the Company.

     In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index at page 7.

     In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      ***

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      ***

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 28th day of August, 1997.

                                          SOLUTIA INC.
                                          (Registrant)

                                          By /s/ KARL R. BARNICKOL

                                            ------------------------------------
                                            Karl R. Barnickol
                                            Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                      TITLE                         DATE
                  ---------                                      -----                         ----

                      *                          Chairman, Chief Executive Officer and    August 28, 1997
---------------------------------------------    Director (Principal Executive
             (Robert G. Potter)                  Officer)

                      *                          President and Director                   August 28, 1997
---------------------------------------------
            (John C. Hunter III)

                      *                          Senior Vice President, Chief             August 28, 1997
---------------------------------------------    Financial Officer and Director
             (Robert A. Clausen)                 (Principal Financial Officer)

                      *                          Vice President and Controller            August 28, 1997
---------------------------------------------    (Principal Accounting Officer)
              (Roger S. Hoard)

     *Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                          /s/ KARL R. BARNICKOL

                                          --------------------------------------
                                          Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Plan) has duly caused this Registration Statement to be signed on her behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 28, 1997.

                                          SOLUTIA INC. SAVINGS AND
                                          INVESTMENT PLAN
                                          (Plan)

                                          By: /s/ SHEILA B. FELDMAN
                                            ------------------------------------
                                            Sheila B. Feldman, Chairman
                                            Employee Benefits Plans Committee
                                            Solutia Inc.

                                 EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

    EXHIBIT NO.                            DESCRIPTION
    -----------                            -----------
        (4)        Rights Agreement, dated as of August 6, 1997 between the
                   Company and First Chicago Trust Company of New York
                   (incorporated herein by reference to the Company's
                   Registration Statement on Form 10 filed with the Commission on August 7, 1997)
        (5)        Omitted -- Inapplicable
       (15)        Omitted -- Inapplicable
       (23)        1. Consent of Deloitte & Touche LLP
                   2. Consent of Company Counsel
       (24)        Powers of Attorney submitted by Robert G. Potter, John C.
                   Hunter III, Robert A. Clausen and Roger S. Hoard

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